EXHIBIT (J)
                                                                     -----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of The Avalon Fund of Maryland, Inc. (the "Company") (Registration #333-52243) of our report, dated October 20, 1999, relating to the financial statements and financial highlights of the Series of the Company known as the Avalon Capital Appreciation Fund (the "Fund"), which financial statements and financial highlights also are incorporated by reference into this amendment to the registration statement from the Fund's annual report to shareholders for its fiscal year ended September 30, 1999. We also consent to the references to us under the heading "Financial Highlights" in the prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information included in this Post-Effective Amendment.

MCCURDY & ASSOCIATES CPA'S, INC.

Westlake, Ohio
January 22, 2000